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                                                                    EXHIBIT 4.3


                                 JTS CORPORATION

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)



                  JTS Corporation, a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

                  That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on October 29, 1996, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which series is designated "Series B Convertible Preferred Stock," which resolution is as follows:

                   RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.001 par value (hereafter called the " Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK

                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Convertible Preferred Stock"), and the number of shares constituting the Series B Convertible Preferred Stock shall be 15,000, and shall not be subject to increase.

                  SECTION 2. STATED CAPITAL. The amount to be represented

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in stated capital at all times for each share of Series B Convertible Preferred
Stock shall be the sum of (i) $1,000, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

                  SECTION 3. RANK. All Series B Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with any additional series of preferred stock of any class which the Board of Directors or the stockholders may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $50.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable in cash quarterly on February 1, May 1, August 1, and November 1 of each year commencing February 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than

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dividends payable solely in shares of Common Stock or other capital stock of the
Corporation ranking junior as to dividends to the Series B Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series B Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

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                  (b) If the Corporation elects in the exercise of its sole
discretion to issue shares of Common Stock in payment of dividends on the Series B Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series B Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series B Convertible Preferred Stock if:

         (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

         (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

         (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

         (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of one share of Common Stock;

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         (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

         (vi) the issuance of shares of Common Stock in payment of dividends on Series B Convertible Preferred Stock held by any Restricted Person (as defined in Section 9(a) hereof) would result in any Restricted Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 9(a) hereof.

                  Shares of Common Stock issued in payment of dividends on Series B Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

                  "Computed Price" of one share of Common Stock on any date means 100 percent of the arithmetic average of the per share Trading Price (as defined in Section 9(b)) of the Common Stock on the five trading days ending one trading day prior to the applicable dividend payment date; provided, however, that, notwithstanding the foregoing, in no event shall the Computed Price be less than $.001 per share.

                  SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders,
(ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference

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of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock (the "Parity Liquidation Stock" ) in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.



                  SECTION 6. MANDATORY REDEMPTION. (a) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the American Stock Exchange, Inc. (the "AMEX"), the Corporation shall not be required to issue upon conversion of shares of Series B Convertible Preferred Stock more than 20,946,476 shares (such amount to be subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing this Certificate of Designations with the Secretary of State of the State of Delaware) of Common Stock (the "Maximum Share Amount"), less the aggregate number of shares of Common Stock issued by the Corporation pursuant to Section 4 as dividends on the Series B Convertible Preferred Stock, upon conversion of shares of Series B Convertible Preferred Stock pursuant to Section 9. The Maximum Share Amount shall be allocated among the shares of Series B Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series B Convertible Preferred Stock provided in Section 1. Each certificate for shares of Series B Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Common Stock issued by the Corporation pursuant to
Section 4 as dividends on the shares of Series B Convertible Preferred Stock represented by each certificate, which

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records shall be controlling in the absence of manifest error. Upon surrender of any certificate for shares of Series B Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 9(a) of less than all of the shares of Series B Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Convertible Preferred Stock evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Corporation pursuant to Section 4 as a dividend on the shares of Series B Convertible Preferred Stock represented by the certificate so surrendered and not previously reflected on the certificate so surrendered, as shown on the records maintained by the Corporation). If any certificate for shares of Series B Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Convertible Preferred Stock equal to the number of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 9, all of the portion of the Maximum Share Amount allocated to such shares of Series B Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Convertible Preferred Stock so converted, and if there shall be no other shares of Series B Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series B
Convertible Preferred Stock outstanding on such date.

                  (b) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any

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such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder may at any time after the occurrence give notice to the Corporation, in either case, if on any ten trading days within any period of 20 consecutive trading days the Corporation would not have been required to convert shares of Series B Convertible Preferred Stock of such holder in accordance with Section 9(a) as a consequence of the limitations set forth in Section 6(a) had all outstanding shares of Series B Convertible Preferred Stock held by such holder been converted into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 9(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten business days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, the Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by the holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series B Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Convertible Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 6(a) (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 9(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Redemption Price (as defined herein). If a holder directs the Corporation to redeem outstanding shares of Series B Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 6(a), to convert all of such holder's outstanding shares of Series B Convertible Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 9(a)) on any ten trading days within any period of 20 consecutive trading days commencing after the period of 20 consecutive trading days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series B Convertible Preferred Stock, as the case may be, had all of such holder's outstanding shares of Series B Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten trading days within such 20

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trading day period, then the Corporation shall not be required to redeem any shares of Series B Convertible Preferred Stock by reason of such Inconvertibility Notice.

                  (c) Notwithstanding the giving of any notice by the Corporation to the holders of Series B Convertible Preferred Stock pursuant to
Section 6(a) or the giving or the absence of any notice by the holders of the Series B Convertible Preferred Stock in response thereto or any redemption of shares of Series B Convertible Preferred Stock pursuant to Section 6(b), thereafter the provisions of Section 6(b) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the AMEX.

                  (d) As used herein, the term "Section 6 Redemption Date" means each date on which the Corporation is required to redeem shares of Series B Convertible Preferred Stock as provided in this Section 6. On each Section 6 Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price to such holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Section 6 Redemption Date. If the Corporation is required to redeem all or any portion of a holder's outstanding shares of Series B Convertible Preferred Stock pursuant to this Section 6, the Corporation shall make payment to such holder of the shares of Series B Convertible Preferred Stock to be redeemed in respect of each share of Series B Convertible Preferred Stock to be redeemed of an amount equal to the greater of (a) the product of (A) the amount of the Liquidation Preference of such share of Series B Convertible Preferred Stock determined as of the applicable Section 6 Redemption Date times
(B) 117.65% and (b) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to this Section 6, be issuable on conversion in accordance with Section 9(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a notice of conversion were given by the holder of such Series B Convertible Preferred Stock on the applicable Section 6 Redemption Date (determined without regard to any limitation on conversion contained in Section 9(a)) times (y) the arithmetic average of the Trading Price (as defined in
Section 9(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the Section 6 Redemption Date (such greater amount being referred to herein as the " Redemption Price"). Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced

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by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

                  (e) As used in this Section 6, "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the outstanding Common Stock of the Corporation for less than the greater of the book or market value of such Common Stock on conversion of the Series B Convertible Preferred Stock, as and to the extent required under Section 713 of the rules of the AMEX (or any successor or replacement provision thereof). Although the Stockholder Approval shall relieve the Corporation of its obligation to redeem shares of Series B Convertible Preferred Stock, the Corporation shall not be entitled to delay or defer any redemption of shares of Series B Convertible Preferred Stock required by this Section 6 in order to seek the Stockholder Approval.

                  (f) The shares of Series B Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided herein.

                  SECTION 7. NO SINKING FUND. The shares of Series B Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

                  SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series B Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreements between the Corporation and the original holders of the Series B Convertible Preferred Stock (collectively, the "Registration Rights Agreements") and the provisions of this Certificate of Designations), the Corporation shall have the right, exercisable on not less than 20 days or more than 30 days written notice to the holders of record of the shares of Series B Convertible Preferred Stock to be redeemed, at any time on or after the date which is six months after the date of initial issuance of shares of Series B Convertible Preferred Stock (the "Issuance Date") to redeem all, and from time to time to redeem any part of not less than 500 shares (or such lesser number of shares of Series B Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right), of Series B

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Convertible Preferred Stock in accordance with this Section 8. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series B Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series B Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith and (4) the date of redemption of such shares of Series B Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date and after receipt by the Corporation of certificates for shares of Series B Preferred Stock to be redeemed pursuant to this Section 8, the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series B Convertible Preferred Stock to be redeemed in respect of each share of Series B Convertible Preferred Stock to be redeemed of an amount equal to the Redemption Price. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to the holder of record of the surrendered certificate (or such holder's assignee) a replacement certificate for the shares of Series B Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series B Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series B Convertible Preferred Stock. Except as otherwise permitted by Section 9 hereof in connection with a conversion of shares of Series B Convertible Preferred Stock pursuant to
Section 9(a), no share of Series B Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by

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the Corporation pursuant to this Section 8 on or after the date of exercise of such conversion right regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right.

                  SECTION 9. CONVERSION.

                  (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series B Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series B Convertible Preferred Stock into units consisting of (1) fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided and (2) common stock purchase warrants in the form hereinafter provided (the "Warrants") to purchase shares of Common Stock and such other securities and property as hereinafter and in the Warrants provided. Commencing on the earlier of (1) the date which is 80 days after the Issuance Date and (2) the Registration Effective Date, and at any time thereafter, each share of Series B Convertible Preferred Stock may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series B Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into units initially consisting of (1) such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date on the share of Series B Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series B Convertible Preferred Stock being converted in arrears to the Conversion Date by (y) the lower of (a) the product of (I) the Conversion Percentage times (II) the arithmetic average of the Trading Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date or (b) $3.6125 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), and (2) Warrants initially entitling the holder to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (x) the number of shares of Common Stock issuable in respect of such conversion, determined in accordance with clause (1) of this sentence, by (y) ten and having the terms and conditions provided in Section 9(e) hereof, in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that in no event shall any holder of

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
shares of Series B Convertible Preferred Stock be entitled to convert any shares of Series B Convertible Preferred Stock in excess of that number of shares of Series B Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series B Convertible Preferred Stock and unexercised Warrants) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Restricted Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

                  (b)      CERTAIN DEFINITIONS.

                  "Computation Date" means (1) the date which is 80 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC, (2) each date which is 30 days after a Computation Date, if the Registration Statement has not been declared effective by the SEC prior to such 30th day, (3) if the Registration Statement has not been declared effective by the SEC within 80 days after the Issuance Date, the date on which the Registration Statement is declared effective by the SEC, (4) the date which is 30 days after the date on which the Registration Statement ceases to be available for use by any holder of shares of Series B Convertible Preferred Stock which is named therein as a selling stockholder with the SEC, if, at any time during which the Registration Statement is required by the Registration Rights Agreements to remain available for such, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable on such 30th day, (5) the date on which the Registration Statement becomes available for use by holders of shares of Series B Convertible Preferred Stock, if the Registration Statement shall have become unavailable for such use as described in the preceding clause
(4) of this paragraph, (6) the date which is 30 days after the date on which any holder of shares of Series B Convertible Preferred Stock shall have become unable to convert shares of Series B Convertible Preferred Stock in accordance with Section 9(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 9(a)), if any holder of shares of Series B Convertible Preferred Stock shall remain unable so to convert shares of Series B Convertible Preferred Stock on such 30th day, and (7) the date on which holders of shares of Series B Convertible Preferred Stock become able to convert shares of Series B Convertible Preferred Stock, if any holder of shares of Series B Convertible Preferred Stock shall have become unable to convert such shares as described in the preceding clause (6) of this paragraph; provided, however, that a Computation Date shall not be deemed to have occurred by reason of clause (4) or
(5) if, during a period that a Computation Date would have occurred under clause
(4) or (5), the Company has exercised its rights under Section 3(f) of the Registration Rights Agreement.

                  As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

                  As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion at the option of the holder pursuant to Section 9(a).

                  As used herein, "Conversion Percentage" shall mean 85 percent, except that, if (x) the Registration Statement is not ordered effective by the SEC within 80 days after the Issuance Date, (y) the Registration Statement shall cease to be available for use by any holder of shares of Series B Convertible Preferred Stock which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated)(other than by reason of the Corporation exercising its rights under Section 3(f) of the Registration Rights Agreement)) or (z) a holder of shares of Series B Convertible Preferred Stock having become unable to convert any shares of Series B Convertible Preferred Stock in accordance with Section 9(a) (other than by reason of the 4.9% limitation set forth in Section 9(a)) then the percentage stated above in this paragraph shall be reduced by two and one-half percentage points

(subject to the percentage limitation set forth in Section 2(c) of the Registration Rights Agreements) on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Computation Date) unless, in lieu of such reduction in respect of any particular Computation Date, the Company shall have made cash payments on a timely basis in the amounts specified in Section 2(c) of the Registration Rights Agreements.

                  As used herein, "Registration Effective Date" shall mean, with respect to any share of Series B Convertible Preferred Stock, the date on which the Registration Statement is first ordered effective by the SEC.

                  As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

                  As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

                  As used herein, the "Trading Price" of any security on any date shall mean the lowest sale price (regular way) of such security on such date on the principal securities exchange on which such security is listed for trading, as reported by Bloomberg L.P.

                  (c) OTHER PROVISIONS. Notwithstanding anything in this Section 9(c) to the contrary, no change in the Conversion Amount pursuant to Section 9(c) shall actually be made until the cumulative effect of the adjustments called for by this Section 9(c) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this
Section 9(c) and not previously made. Notwithstanding anything in this Section 9(c), no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series B Convertible Preferred Stock are at the time convertible.

                  The holders of shares of Series B Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series B Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock and Warrants on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B Convertible Preferred Stock.

                  The right of the holders of Series B Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series B Convertible Preferred Stock to be converted. Such notice may be delivered by mail, courier, personal service, telephone line facsimile transmission or other means. Promptly, but in no event later than ten business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising in connection with any conversion of shares of Series B Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock, Warrants or other securities or property in a name other than that of the holder of the shares of the Series B Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Convertible Preferred Stock outstanding and exercise of the Warrants issuable on such conversion upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible or for which the Warrants shall be exercisable as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Convertible Preferred Stock and exercise of all Warrants issued and issuable upon conversion of the shares of Series B Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Convertible Preferred

Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and that on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                  If a holder shall have given a notice of conversion of shares of Series B Convertible Preferred Stock, upon surrender of certificates representing shares of Series B Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock and Warrants issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock and Warrants issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock and Warrants or other securities, cash, or other assets as herein provided. If a holder shall have given a notice of conversion as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock and Warrants shall be absolute and unconditional, irrespective of the absence of any action by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock and Warrants to the holder converting shares of Series B Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law, the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by such holders as a result of such failure.

                  No fractional shares of Common Stock or Warrants to purchase fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock or Warrants to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Trading Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or (b) may issue an additional share of Common Stock or Warrant to purchase an additional share of Common Stock.

                  The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

                  (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Trading Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula


         C(1) = C x   O + N
                    O + N x P
                         M

where

C(1)  = the adjusted Conversion Amount
C     = the current Conversion Amount

O     = the number of shares of Common Stock outstanding on the record date.
N     = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
P     = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
M     = the Current Market Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula


         C(1) = C x    M
                     -----
                     M - F

where

C(1)  = the adjusted Conversion Amount
C     = the current Conversion Amount
M     = the Current Market Price per share of Common Stock on the record date mentioned below.
F     = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B

Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

                  Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series B Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series B Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series B Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the eighth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  (d) CONVERSION AT OPTION OF CORPORATION. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including its obligations under the Registration Rights Agreements and the provisions of this Certificate of Designations) and so long as the Registration Statement shall be effective, the Corporation shall have the right, exercisable at any time after the date which is three years after the date of original issuance of the Series B Convertible Stock by at least 20 business days but not more than 30 business days prior notice (a "Corporation Conversion Notice") to the holders of the Series B Convertible Preferred Stock to require the holders of the Series B Convertible Preferred Stock to convert, in accordance with the provisions, and subject to the limitations, of this Section 9, all or any part of the outstanding shares of Series B Convertible Preferred Stock into shares of Common Stock and Warrants to the extent the same are at such time convertible into shares of Common Stock and Warrants. The Corporation Conversion Notice shall state (1) the number of shares of Series B Convertible Preferred Stock which the Corporation seeks to require to be converted into shares of Common Stock and Warrants and (2) the date for such conversion (the "Corporation Conversion Date"). If the Corporation shall give a Corporation Conversion Notice, then, unless theretofore converted by the holder or redeemed by the Corporation in accordance herewith, and, so long as the Registration Statement shall remain effective on the Corporation Conversion Date and the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including its obligations under the Registration Rights Agreements and the provisions of this Certificate of Designations) on the Corporation Conversion Date, then on the Corporation Conversion Date such shares of Series B Convertible Preferred Stock covered by such Corporate Conversion Notice (or such lesser number of shares of Series B Convertible Preferred Stock as are convertible into Common Stock and Warrants on the Corporation Conversion Date) shall be converted into such number of shares of

Common Stock and Warrants as shall be determined pursuant to this Section 9 as if the conversion of such number of shares of Series B Convertible Preferred Stock were made by the holders thereof in accordance herewith without any further action on the part of the holders of such shares of Series B Convertible Preferred Stock. Upon receipt by the Corporation of certificates for shares of Series B Convertible Preferred Stock converted into shares of Common Stock and Warrants in accordance with this Section 9(e) after a Corporation Conversion Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder (1) that number of shares of Common Stock as shall be issuable in respect of the conversion of the number of shares of Series B Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, into Common Stock and Warrants as shall be determined in accordance herewith, (2) certificates for that number of Warrants as shall be issuable in respect of the number of shares of Common Stock referred to in the immediately preceding clause (1) and (3) a new certificate for the balance of shares of Series B Convertible Preferred Stock, if any.

                  (e) FORM OF WARRANT. The Warrants issuable upon conversion of shares of Series B Convertible Preferred Stock shall be in the following form:

                                [FORM OF WARRANT]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                                   Right to Purchase         (1)
                                                                     -----------
                                                   Shares of Common Stock of JTS
                                                   Corporation


                                 JTS CORPORATION


--------
(1) Insert appropriate number in accordance with Section 9(a) and 9(c) of the Certificate of Designations.

                          COMMON STOCK PURCHASE WARRANT


                 JTS CORPORATION, a Delaware corporation (the "Company") hereby certifies that, for value received, [FILL IN NAME] or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (as defined herein), ______________* fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company at a purchase price per share equal to the Purchase Price (as hereinafter defined). The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

                  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Business Day" as used herein shall mean a day on which the New York Stock Exchange is open for business.

         (b) The term "Common Stock" includes the Company's Common Stock, $.001 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Company" shall include JTS Corporation and any corporation that shall succeed to or assume the obligation of JTS Corporation hereunder.

         (d) The term "Expiration Date" refers to [INSERT DATE WHICH IS 3 YEARS AFTER CONVERSION DATE IN RESPECT OF WHICH WARRANT IS ISSUED].

         (e) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

         (f) The term "Purchase Price" shall mean $[INSERT LOWER OF 110% OF (X) THE ARITHMETIC AVERAGE OF CLOSING PRICE FOR FIVE CONSECUTIVE TRADING DAYS USED TO COMPUTE CONVERSION OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK IN RESPECT OF THE ISSUANCE OF THE PARTICULAR WARRANT AND (Y) $3.6125], subject to adjustment as provided in this Warrant.

                  1. EXERCISE OF WARRANT.

                  1.1 EXERCISE AT OPTION OF HOLDER. (a) This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed) by such Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

                  (b) Notwithstanding any other provision of this Warrant, in no event shall the holder of this Warrant be entitled at any time to purchase a number of shares of Common Stock on exercise of this Warrant in excess of that number of shares upon purchase of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of the unexercised portion of this Warrant and shares of Preferred Stock beneficially owned by all such Restricted Persons) and
(2) the number of shares of Common Stock issuable upon exercise of the portion of this Warrant with respect to which the determination in this sentence is being made, would result in beneficial ownership by any Restricted Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.

                  1.2 NET ISSUANCE. Notwithstanding anything to the contrary contained in Section 1.1, the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X =  Y (A-B)
                      ---------
                           A

         Where:   X =   the number of shares of Common Stock to be issued to the
                        Holder

                  Y = the number of shares of Common Stock as to which this Warrant is to be exercised

                  A = the current fair market value of one share of Common Stock calculated as of the last trading day immediately preceding the exercise of this Warrant

                  B =   the Purchase Price

                  As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing bid prices of the Common Stock on the principal securities market on which the Common Stock may at the time be traded over a period of five Business Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a Business Day, the Business Day next preceding such day) and the four consecutive Business Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not eligible for trading on any securities market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

                  2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within three days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, in such denominations as may be requested by such Holder, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities any property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.


                  3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

         (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder of this Warrant, on the exercise hereof as provided in
Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4.

                  4. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company shall give at least 30 days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale or conveyance. Any exercise of this Warrant pursuant to notice under this paragraph shall be conditioned upon the closing of such reorganization, consolidation, merger, sale or conveyance which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

                  5. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise as of immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

                  6. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

                  7. NOTICES OF RECORD DATE, ETC. In the event of

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

                  8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

                  9. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

                  10. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

                  11. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 10, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for purchase hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

                  12. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  13. WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent having an office in the United States of America, for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 11, and replacing this Warrant pursuant to Section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

                  14. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  16. NOTICES, ETC. All notices and other communications from the Company to the registered Holder of this Warrant shall be mailed by first class certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or at the address shown for such Holder on the register of Warrants referred to in Section 10.

                  17. INVESTMENT REPRESENTATIONS. By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant. The Holder acknowledges that the Holder has been afforded the opportunity to meet with the management of the Company and to ask questions of, and receive answers from, such management and the Company's counsel about the business and affairs of the Company and concerning the terms and conditions of the offering of this Warrant, and to obtain any additional information, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information otherwise obtained by or furnished to the Holder hereof in connection with the offering of this Warrant. The Holder hereof asserts that it may be considered to be a sophisticated investor, is familiar with the risks inherent in speculative investments such as in the Company, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Common Stock issuable upon exercise of this Warrant, and is able to bear the economic risk of the investment. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder recognizes and acknowledges that such claims of exemption are based, in part, upon the representations of the Holder contained herein. The Holder further recognizes and acknowledges that because this Warrant and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Unless the shares of Common Stock have theretofore been registered for resale under the Securities Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant (i) in the case of an exercise in accordance with Section 1.1 hereof, a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 17 or (ii) in the case of an exercise in accordance with Section 1.2 hereof, an opinion (in form and substance reasonably satisfactory to the Company) of counsel reasonably satisfactory to the Company that the shares of Common Stock to be issued upon such exercise may be issued without registration under the Securities Act.

                  18. LEGEND. Unless theretofore registered for resale under the Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

                  19. MISCELLANEOUS. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement or such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  IN WITNESS WHEREOF, JTS Corporation has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:                                    JTS CORPORATION



                                          By:___________________________
                                          Title:


                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)

TO JTS CORPORATION

         1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, as defined in the Warrant, of JTS Corporation, a Delaware corporation (the "Company").

         2. The undersigned Holder (check one):

   __  (a)   elects to pay the aggregate purchase price for such shares of
             Common Stock (the "Exercise Shares") (i) by lawful money of the
             United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________ or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

             or

   __  (b)   elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.


        3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other names as is specified below:

         Name:    _____________________________________

         Address: _____________________________________

                  _____________________________________


Dated:____________ ___, _____                      ____________________________
                                                   (Signature must conform to
                                                   name of Holder as specified
                                                   on the face of the Warrant)


                                                   ____________________________

                                                   ____________________________
                                                            (Address)

                            [END OF FORM OF WARRANT]


                  SECTION 10 REDEMPTION AT OPTION OF HOLDERS. (i) Each holder of shares of Series B Convertible Preferred Stock shall be entitled, at such holder's option, by notice to the Corporation given within 20 days after the occurrence of an Optional Redemption Event, to require the Corporation to redeem all or a portion of such shares following the occurrence of an Optional Redemption Event.

                  An Optional Redemption Event means any one of the following events:

                  (A) For any period of ten consecutive trading days following the SEC Effective Date there shall be no closing lowest sale price of the Common Stock on any national securities exchange or the Nasdaq National Market;

                  (B) The Common Stock ceases to be listed for trading on any national securities exchange or the Nasdaq National Market for ten consecutive days;

                  (C) The inability for 30 or more consecutive days of any holder of shares of Series B Convertible Preferred Stock who is entitled to optional redemption rights under this Section 10 to sell such shares of Common Stock issued or issuable on conversion of shares of Series B Convertible Preferred Stock pursuant to the Registration Statement for any reason on each day in such 30-day period; provided, however, that if the Corporation exercises its rights under Section 3(f)(ii) of the Registration Rights Agreements, then this provision shall be inapplicable solely during the period that Section 3(f)(ii) is in effect;

                  (D) The Corporation shall fail or default in the performance of any material obligation to a holder of shares of Series B Convertible Preferred Stock under the terms of the Certificate of Designations or under any of the Registration Rights Agreements or any other agreements or documents entered into in connection with the issuance of shares of Series B Convertible Preferred Stock, as such instruments may be amended from time to time;

                  (E) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the AMEX, the NYSE or the Nasdaq National Market; or

                           (F) The taking of any action, including any amendment to the Corporation's Certificate of Incorporation, which materially and adversely affects the rights of any holder of shares of Series B Convertible Preferred Stock; provided that this Section F shall not apply to the Corporation's issuance of securities in a financing so long as the Board of Directors shall have determined that the terms of any such financing are fair to the holders of Series B Convertible Preferred Stock.

                  (ii) To exercise the optional redemption right, a holder of shares of Series B Convertible Preferred Stock shall deliver to the Corporation a notice of redemption (an "Optional Redemption Notice"), accompanied by the certificate for the shares of Series B Convertible Preferred Stock to be redeemed. Any Optional Redemption Notice shall state (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series B Convertible Preferred Stock pursuant to this Section 10, (2) the Optional Redemption Event giving rise to such redemption, and (3) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed. In no event later than five business days following receipt of such notice by the Corporation, the Corporation shall make payment in immediately available funds of the applicable Redemption Price with respect to the shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in the Optional Redemption Notice. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

                  SECTION 11. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matter.


                  The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series B Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights; provided, further, however, except as provided by applicable law, no consent or approval shall be required in the event that the Corporation shall issue any equity or debt securities of the Corporation in a financing so long as the Board of Directors shall have determined that the terms of any such financing are fair to the holders of the Series B Convertible Preferred Stock.

                  SECTION 12. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series B Convertible Preferred Stock for conversion into Common Stock, all shares of Series B Convertible Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series B Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series B Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                  IN WITNESS WHEREOF, JTS Corporation has caused this certificate to be signed by W. Virginia Walker, its Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary, this 1st day of November, 1996.

                                        JTS CORPORATION



                                        By   /s/ W. Virginia Walker
                                           ______________________________
                                             W. Virginia Walker